ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT dated as of December 30, 2002 is by and among Cucina Classica Italiana, Inc., a New Jersey corporation, with offices at 1835 Swarthmore Avenue, Lakewood, New Jersey 08701 ("Seller"), The Classica Group, Inc., a New York corporation, with offices at 185 Swarthmore Avenue, Lakewood, New Jersey 08701 ("CGI") and Atalanta Corporation, a New York corporation, with offices at Atalanta Plaza, Elizabeth, New Jersey 07206 ("Buyer").
         WHEREAS, Seller desires to sell and Buyer desires to buy Seller's import business including, without limitation, its Galbani(R) Products line (the "Business Segment") and certain assets as hereinafter described (the "Business Assets") for the price and on the terms and conditions set forth below:
         NOW, THEREFORE, in consideration of the mutual agreements recited herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree:
1. At the Closing Seller will sell, assign and transfer to Buyer the following described Business Segment:
                  a) The right to Seller's customer list (as set forth on
Exhibit 1(a)) and the goodwill of the Business
Segment. Seller shall use its best efforts to transfer the business of these accounts to the Buyer, but Seller does not represent that Buyer will be able to keep that business with such accounts through the expiration date of the current Galbani (as that term is hereafter defined) agreement.
                  b) The Business Segment does not include any accounts receivable or prepaid expenses (except as specifically stated and provided for in P. 2 (d) of in this agreement as pertains to certain package designs for club store business, and set forth on Exhibit 2(d)). Buyer does not accept or assume any of Seller's liabilities whatsoever, except as specifically stated and limited with respect to S.p.A. Egidio Galbani ("Galbani"), as hereinafter described in P. 3 (a).
                  c) Buyer shall not be responsible whatsoever for any employees of Seller or any obligations to such employees. Seller shall continue to be responsible for all of Seller's employees and their benefits.
2. At the Closing Seller will sell, assign and transfer to Buyer the following Business Assets:
                  a) All of its right, title and interest in and to a License and Distribution Agreement between Galbani and Seller dated October 25, 2000, a copy of which is attached hereto as Exhibit 2(a)(i), subject to the modifications set forth in Memorandum of Meeting - December 5, 2002 signed and agreed to by George G. Gellert for Buyer, Marco Pellegrino for Galbani, and Bernard F. Lillis, Jr. for Seller (the "Memorandum of Meeting") , a copy of which Memorandum of Meeting is attached hereto as
Exhibit 2(a)(ii).
                  b) The right to use the phrase "Distributed by Cucina Classica Italiana, Inc., Lakewood, New Jersey" on packaging until such time as the current packaging inventories are exhausted.
                  c) The saleable and useable inventory on hand, if any, as determined after a physical inventory to be conducted and priced by representatives of the Seller and Buyer on the date of Closing, as set forth on
Exhibit 2(c) (the "Inventory") .
                  d) The package design, packaging materials, supplies and any remaining items on hand as determined after a physical inventory to be conducted and priced by representatives of the Seller and Buyer on the date of Closing, as set forth on Exhibit 2(d) (the "Packaging Supplies").
                  e) Seller's portfolio of Dairy Product Import Licenses issued by the United States Department of Agriculture Foreign Agricultural Service Division ("USDA"), as specifically set forth on Exhibit 2(e).
3. The purchase price and consideration to be paid to Seller by Buyer at the Closing for the Business Segment, Business Assets, and other items described herein shall be as follows:
                  a) Eight Hundred and Fifty Thousand Dollars ($850,000.00) for the Business Segment to be paid Three Hundred Thirty-six Thousand, Six Hundred Eighty-six and 39/100 Dollars ($336,686.39) in cash, bank or cashier's check, or federal funds wire transfer at the closing of the transactions contemplated herein (the "Closing"), the assumption by Buyer of Three Hundred Thousand Dollars ($300,000.00) of the amount owed to Galbani by Seller under terms and conditions acceptable to Galbani as contained in the Memorandum of Meeting, attached hereto as Exhibit 2 (a) (ii), and Two Hundred Five Thousand, Five Hundred Fifty-Six and 07/100 Euros ((euro)205,556.07) paid directly to Galbani on account of Seller's indebtedness to Galbani in accordance with Galbani's letter of December 20, 2002 (which has been countersigned by the parties hereto), a copy of which is annexed as Exhibit 3(a), by payment of the sum of Two Hundred Thirteen Thousand Three Hundred Thirteen and 61/100 Dollars ($213,313.61) to InterCredit, Inc. (for the purchase of the Euros) by federal funds wire transfer at the Closing.
                  b) Zero and xx/100 Dollars ($-0-) for the Inventory set forth on Exhibit 2(c); and

                  c) Thirty Thousand Eight Hundred Four and  00/100
Dollars ($30,804.00) for the Packaging Supplies as set forth on Exhibit 2(d).

4. The Closing of this transaction shall take place at Seller's offices at a mutually agreeable date and time within five (5) business days after:

                  a) Receipt of the written approval of the USDA to the transfer of the Dairy Product Import Licenses, as set forth on Exhibit 2(e); and

                  b) The written consent of Galbani to the assignment by Seller to Buyer of the License and Distribution Agreement, as modified in accordance with Exhibit 2(a) (ii).

5.   Seller hereby represents and warrants to Buyer as follows:

                  a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has the corporate power to own, operate and lease its properties and to carry on its business as now being conducted.
                  b) This Agreement and the transactions contemplated hereby, including without limitation, the form of Bill of Sale annexed as Exhibit 5(b) have been duly and validly authorized by all necessary corporate action, including approval by the board of directors of CGI, and approval by the board of directors and the shareholder of Seller, and constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms.
                  c) The execution, delivery and performance of this Agreement and the transactions contemplated hereby will not (i) violate any provision of law to which Seller is subject; (ii) violate any judgment, order, or decree of any court applicable to Seller; or (iii) to Seller's knowledge, breach any term of, modify, constitute a default under, or create any lien, security interest or encumbrance upon the Business Segment, or the Business Assets pursuant to Seller's Certificate of Incorporation, Bylaws or any material agreement to which Seller is a party.
                  d) Seller has good and marketable title to all the Business Segment and Business Assets, free and clear of all mortgages, claims, pledges, liens, encumbrances and charges of any kind.

6.   Buyer hereby represents and warrants to Seller as follows:

                  a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the corporate power to own, operate and lease its properties and to carry on its business as now being conducted.
                  b) This Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Buyer, including the approval of Buyer's board of directors, and constitute the legal, valid and binding obligation of Buyer enforceable in accordance with its terms.
                  c) The execution, delivery and performance of this Agreement and the transactions contemplated hereby will not (i) violate any provision of law to which Buyer is subject; (ii) violate any judgment, order, or decree of any court applicable to Buyer; or (iii) to Buyer's knowledge, breach with any term of, modify, constitute a default under Buyer's Certificate of Incorporation, Bylaws or any material agreement to which Buyer is a party.

7. The parties waive compliance with the provisions of any applicable state version of the Uniform Commercial Code relating to bulk transfers in connection with the transactions contemplated by this Agreement provided, however, Seller and CGI, jointly and severally, agree to indemnify and hold Buyer harmless from and against any liability for any amount owing to Seller's creditors with respect to the Business Assets or Business Segment being transferred to Buyer pursuant to this Agreement, which liability arose prior to the Closing. Buyer agrees to indemnify and hold Seller and CGI harmless from and against any liability for any amount owing with respect to the Business Assets or Business Segment transferred by Seller pursuant to this Agreement, which liability arises subsequent to the Closing. The parties hereby indemnify and hold each other harmless from any loss, claim or damage resulting from any misrepresentations, breach of warranty or nonfulfillment of any agreement on the part of the other party.

8. Each party represents and warrants to the other that there are no finder fees, commissions, broker's fees or like payment due in connection with the transactions contemplated in this Agreement.

9.   The following miscellaneous provisions shall apply to this Agreement:

                  a) All notices or other communications to a Party shall be in writing and deemed delivered when received, sent by telefax, mailed by registered or certified mail (RRR) or sent by overnight courier to the addresses set forth above or such other addresses as is given by a party in the above manner.
                  b) This Agreement may be modified or amended only in writing. The waiver by a party of a term of this Agreement shall not be construed as a further waiver of such term.
                  c) All representations, warranties, covenants and indemnities made in or pursuant to this Agreement shall survive the closing.
                  d) This Agreement contains the entire agreement between the parties with respect to the subject matter. This Agreement supersedes all prior negotiations, undertakings and agreements of the parties and their affiliates with respect to the subject matter.
                  e) This Agreement shall be subject to and governed by the laws of New Jersey. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof not involving the claims of third parties, shall be settled by arbitration at the office of the American Arbitration Association in the City of Newark, State of New Jersey, in accordance with its rules and judgment upon any award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof.
                  f) Any term of this Agreement which is held to be invalid or unenforceable shall only be ineffective to the extent thereof without rendering the remaining terms of this Agreement invalid or unenforceable.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first written above.


                         CUCINA CLASSICA ITALIANA, INC.


                          By: /s/ Bernard F. Lillis, Jr.
                          --------------------------------
                                  Bernard F. Lillis, Jr.
                                  Chief Executive Officer


                          THE CLASSICA GROUP, INC.




                          By:  /s/ Bernard F. Lillis, Jr.
                          ---------------------------------
                                   Bernard F. Lillis, Jr.
                                   Chief Financial Officer


                              ATALANTA CORPORATION




                          By:  /s/ George G. Gellert
                          ---------------------------------
                                   George G. Gellert
                                   Chairman of the Board and
                                   Chief Executive Officer